EXHIBIT 99.1
FIDELITY NATIONAL INFORMATION SERVICES, INC. REPORTS
THIRD QUARTER 2007 RESULTS
LENDER PROCESSING REVENUES INCREASE 8.5%
     Jacksonville, Fla. — October 24, 2007 — Fidelity National Information Services, Inc. (NYSE:FIS), a leading global provider of technology services to financial institutions, today announced financial results for the third quarter of 2007. Consolidated revenue increased to $1.2 billion, net earnings totaled $245.3 million and net earnings per diluted share totaled $1.25. These results include after-tax gains of $159.4 million ($0.81 per diluted share) and after-tax restructuring and other charges of $12.9 million ($0.07 per diluted share).
     FIS reported revenue growth of 10.4%, adjusted EBITDA growth of 14.4% and adjusted cash earnings per diluted share of $0.63. These results include a partial month of eFunds operations, which the Company acquired on September 12, 2007. “FIS delivered another quarter of solid operating performance in a challenging market,” stated FIS Executive Chairman William P. Foley, II.
     “The eFunds integration is off to a good start, and we remain confident that the additional scale and product capabilities will generate meaningful growth opportunities,” added FIS President and Chief Executive Officer Lee A. Kennedy. “We are also confident that we will achieve our targeted annualized run rate cost savings of $65 million over a two-year period. Based on our preliminary assessment, we expect eFunds to contribute approximately $0.05 to $0.10 to diluted cash earnings per share in 2008.”
     FIS’ operating results are presented on a U.S. generally accepted accounting principles (“GAAP”) basis and on an adjusted pro forma basis, which management believes provides more meaningful comparisons between the periods presented. The adjusted pro forma results exclude certain merger and acquisition and integration expenses, certain stock compensation charges, restructuring and other charges, and gains on the sale of Covansys Corporation common stock, Property Insight and other assets.
     The Company completed the sale of Property Insight on August 31, 2007. FIS’ earnings include discontinued operations of $0.01 per diluted share in the third quarter of 2007 and $0.02 per diluted share in the third quarter of 2006, as previously disclosed. Results from operations, adjusted for the gains and restructuring items described above, and other adjustments for third quarter and full year 2006, as described in Appendix A, are presented in the following table.

	3rd Quarter	3rd Quarter	%
(As Adjusted)	2007	2006	Chg.
Total Revenue	$1,168.1 million	$1,058.2 million	10.4%
EBITDA	$319.1 million	$279.0 million	14.4%
Net Earnings	$98.7 million	$82.2 million	20.1%
Net Earnings Per Diluted Share	$0.50	$0.42	19.0%
Cash Earnings	$124.3 million	$110.9 million	12.1%
Cash Earnings Per Diluted Share	$0.63	$0.57	10.5%
Diluted Shares Outstanding	196.6 million	193.6 million
     Revenue by segment is provided in the following table. Certain prior year numbers have been adjusted to reflect subsequent reclassifications between business units.

Segment Revenues	3rd Quarter	3rd Quarter	%
(amounts in millions)	2007	2006	Chg.
Transaction Processing Services:
Integrated Financial Solutions	$296.1	$276.7	7.0%
Enterprise Solutions	255.5	257.6	(0.8%)
International	142.1	118.8	19.5%
Other	(0.8)	(2.7)	70.7%
Subtotal	692.9	650.4	6.5%
eFunds	26.6	—	nm
Subtotal	$719.5	$650.4	10.6%

Lender Processing Services:
Mortgage Processing	$92.4	$93.6	(1.3%)
Information Services	353.2	304.3	16.1%
Other	(1.4)	11.5	(112.7%)
	$444.2	$409.4	8.5%

Corporate	$4.4	(1.6)	nm
Total FIS	$1,168.1	$1,058.2	10.4%

     Transaction Processing Services’ adjusted EBITDA, which includes a partial month of eFunds, increased 18.8% over the prior-year quarter to $186.7 million. The adjusted EBITDA margin was 25.9%, which is a 170 basis point increase compared to prior year.
     Lender Processing Services’ adjusted EBITDA was $150.8 million, or 6.2% above the prior year quarter. The adjusted EBITDA margin was 33.9%, compared to 32.4% in the second quarter of 2007, and 34.7% in the third quarter of 2006. The decline from the prior year quarter is the result of strong growth in lower margin appraisal volumes and reduced volumes in origination and tax services.
     Corporate EBITDA, as adjusted, for the third quarter of 2007 totaled $18.3 million. The $2.0 million decrease compared to the prior year quarter is attributable to lower compensation and benefit expense. The effective tax rate was 37.0%.
Full Year 2007 Outlook
     Management expects full year 2007 adjusted net earnings of approximately $1.90 per diluted share, which has been adjusted to reflect a $0.03 per share impact from the sale of Property Insight and a $0.04 per share impact for purchase amortization associated with the acquisition of eFunds. The Company anticipates cash earnings to be at the low end of its previously announced guidance of $2.44 to $2.50 per diluted share, which reflects the impact of the sale of Property Insight. eFunds is expected to be neutral to 2007 cash earnings per diluted share.
Use of Non-GAAP Financial Information
     FIS also reports several non-GAAP measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), net earnings plus depreciation and amortization less capital expenditures (“Free Cash Flow”) and net earnings plus other tax-adjusted purchase price amortization (“Cash Earnings”). Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Reconciliations between GAAP and pro forma results and GAAP and non-GAAP results, and schedules showing historical detail are provided in the attachments to this press release, which is also available on the Company’s website www.fidelityinfoservices.com.
Conference Call
     FIS will host a call with investors and analysts to discuss third quarter results on Thursday, October 25, 2007, beginning at 8:30 a.m. Eastern time. Those wishing to participate via the webcast should access the call through FIS’ Investor Relations website at http://www.fidelityinfoservices.com. Those wishing to participate via the telephone may do so by calling 800-762-6568 (USA) or 480-248-5088 (International). The webcast replay will be available on FIS’ Investor Relations website. The telephone replay will be available through November 10, 2007, by dialing 800-475-6701 (USA) or 320-365-3844 (International). The access code will be 890767.
About Fidelity National Information Services
     Fidelity National Information Services, Inc. (NYSE:FIS) is a leading provider of core processing for financial institutions; card issuer and transaction processing services; mortgage loan processing and mortgage-related information products; and outsourcing services to financial institutions, retailers, mortgage lenders and real estate professionals. FIS has processing and technology relationships with 35 of the top 50 global banks, including nine of the top 10. Approximately 50 percent of all U.S. residential mortgages are processed using FIS software. FIS is a member of Standard and Poor’s (S&P) 500® Index and has been ranked the number one banking service provider in the world by American Banker and the research firm Financial Insights and the number two overall financial technology provider in the annual FinTech 100 rankings. Headquartered in Jacksonville, Fla., FIS maintains a strong global presence, serving more than 10,000 financial institutions in more than 80 countries worldwide. For more information on Fidelity National Information Services, please visit www.fidelityinfoservices.com.
Forward-Looking Statements
     This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; the effects of our substantial leverage, which may limit the funds available to make acquisitions and invest in our business; the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in the banking, retail and financial services industries; failures to adapt our services to changes in technology or in the marketplace; adverse changes in the level of real estate activity, which would adversely affect certain of our businesses; our potential inability to find suitable acquisition candidates or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; the risks and uncertainties related to our recently announced data theft, which continues to be investigated, and which includes the potential for fines, increased operating costs and loss of business; the possibility that our acquisition of EFD/eFunds, may not be accretive to our earnings due to undisclosed liabilities, management or integration issues, loss of customers, the inability to achieve targeted cost savings, or other factors; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.
FIS-e
SOURCE: Fidelity National Information Services, Inc.
CONTACT: Mary Waggoner, Senior Vice President, Investor Relations, 904-854-3282, mary.waggoner@fnis.com
Michelle Kersch, Senior Vice President, Corporate Communications, 904-854-5043, michelle.kersch@fnis.com
###

FIDELITY NATIONAL INFORMATION SERVICES, INC.
AND SUBSIDIARIES AND AFFILIATES
UNAUDITED CONSOLIDATED RESULTS FOR THE THREE AND NINE MONTHS ENDING SEPTEMBER 30, 2007 AND 2006
(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Processing and services revenues	$1,168,067	$1,058,197	$3,427,602	$2,933,641
Cost of revenues	838,912	758,813	2,470,143	2,072,464
Selling, general, and administrative expenses	123,802	111,014	363,922	379,278
Research and development costs	26,456	25,855	77,153	77,561

Operating income	178,897	162,515	516,384	404,338

Other income (expense) Interest income	1,073	444	2,255	3,559
Gain on sale of Covansys stock	182,444	—	274,488	—
Other income (expense)	3,332	(593)	4,812	(1,682)
Interest expense	(44,370)	(49,717)	(159,454)	(142,018)

Total other income (expense)	142,479	(49,866)	122,101	(140,141)

Earnings before income taxes, equity earnings and minority interest	321,376	112,649	638,485	264,197
Provision for income taxes	118,909	40,207	236,240	98,266
Equity in loss (earnings) of unconsolidated entities	406	(1,686)	(1,266)	(3,778)
Minority interest expense (income)	799	(34)	1,463	(40)

Net earnings from continuing operations	201,262	74,162	402,048	169,749
Net earnings from discontinued operations	1,918	4,418	8,639	14,218
Gain on disposition of Property Insight	42,124	—	42,124	—

Net Earnings	$245,304	$78,580	$452,811	$183,967

Net earnings per share-basic from continuing operations	$1.04	$0.39	$2.09	$0.92
Net earnings per share-basic from discontinued operations	$0.23	$0.02	$0.26	$0.08

Net earnings per share-basic	$1.27	$0.41	$2.35	$1.00

Weighted average shares outstanding-basic	193,172	190,680	192,609	184,373

Net earnings per share-diluted from continuing operations	$1.02	$0.39	$2.04	$0.90
Net earnings per share-diluted from discontinued operations	$0.23	$0.02	$0.26	$0.08

Net earnings per share-diluted	$1.25	$0.41	$2.30	$0.98

Weighted average shares outstanding-diluted	196,649	193,626	196,480	187,405

Appendix A- Historical Detail and Reconciliation of Non-GAAP Measures

EBITDA Detail

2007 Q3	FIS
Net Earnings from Continuing Operations	$201,262
+ Interest Expense	44,370
+ Minority Interest	799
+ Income Taxes	118,909
+ Depreciation	28,379
+ Purchase Price Amortization	40,600
+ Other Amortization	65,316
- Interest Income	(1,073)
- Equity in (Earnings) Losses of Unconsolidated Entities, net of tax	406
- Other (Income) Expense	(3,332)
- Covansys Gain	(182,444)

EBITDA	$313,192

EBITDA Margin

2007 Q3	FIS
EBITDA	$313,192
Revenue from Continuing Operations	$1,168,067
EBITDA Margin	26.8%
EBIT Detail

2007 Q3	FIS
Net Earnings from Continuing Operations	$201,262
+ Interest Expense	44,370
+ Minority Interest	799
+ Income Taxes	118,909
- Interest Income	(1,073)
- Equity in (Earnings) Losses of Unconsolidated Entities, net of tax	406
- Other (Income) Expense	(3,332)
- Covansys Gain	(182,444)

EBIT	$178,897

EBIT Margin

2007 Q3	FIS
EBIT	$178,897
Revenue from Continuing Operations	$1,168,067
EBIT Margin	15.3%
Cash Earnings

2007 Q3	FIS
Net Earnings	$245,304
+ Tax Adjusted Purchase Price Amortization	25,578

Cash Earnings	$270,882

Diluted Cash EPS	$1.38
Diluted Shares Outstanding	196,649
EBITDA Detail

2006 Q3	FIS
Net Earnings from Continuing Operations	$74,162
+ Interest Expense	49,717
+ Minority Interest	(34)
+ Income Taxes	40,207
+ Depreciation	22,954
+ Purchase Price Amortization	45,545
+ Other Amortization	42,321
- Interest Income	(444)
- Equity in (Earnings) Losses of Unconsolidated Entities, net of tax	(1,686)
- Other (Income) Expense	593

EBITDA	$273,335

EBITDA Margin

2006 Q3	FIS
EBITDA	$273,335
Revenue from Continuing Operations	$1,058,197
EBITDA Margin	25.8%
EBIT Detail

2006 Q3	FIS
Net Earnings from Continuing Operations	$74,162
+ Interest Expense	49,717
+ Minority Interest	(34)
+ Income Taxes	40,207
- Interest Income	(444)
- Equity in (Earnings) Loss of Unconsolidated Entities, net of tax	(1,686)
- Other (Income) Expense	593

EBIT	$162,515

EBIT Margin

2006 Q3	FIS
EBIT	$162,515
Revenue from Continuing Operations	$1,058,197
EBIT Margin	15.4%
Cash Earnings

2006 Q3	FIS
Net Earnings	$78,580
+ Tax Adjusted Purchase Price Amortization	28,749

Cash Earnings	$107,329

Diluted Cash EPS	$0.55
Diluted Shares Outstanding	193,626

Free Cash Flow

2007 Q3	FIS
Net Earnings	$245,304
+ Depreciation/Amort	134,440
- Capital Expenditures	(90,661)

Free Cash Flow	$289,083

2007 Q3
Stock Compensation	$9,890

2007 Q3 Financial Measures Excluding Certain Items

EBITDA	$313,192
Merger and Acquisition, Restructuring and Integration Costs	5,924

EBITDA, excluding non recurring items	$319,116

Net Earnings	$245,304
Merger and Acquisition, Restructuring and Integration Costs, net of tax	10,505
Covansys Gain, net of tax	(114,939)
Gain on Property Insight, net of tax	(42,124)

Net Earnings , excluding non recurring items	$98,746

Diluted Shares Outstanding	196,649

Net Earnings per diluted share	$1.25
Merger and Acquisition, Restructuring and Integration Costs, net of tax	0.05
Covansys Gain, net of tax	(0.58)
Gain on Property Insight, net of tax	(0.21)

Net Earnings per diluted share, excluding non recurring items	$0.50

Cash Earnings	$270,882
Merger and Acquisition, Restructuring and Integration Costs, net of tax	10,505
Covansys Gain, net of tax	(114,939)
Gain on Property Insight, net of tax	(42,124)

Cash Earnings, excluding non recurring items	$124,324

Cash Earnings per diluted share	$1.38
Merger and Acquisition, Restructuring and Integration Costs, net of tax	0.05
Covansys Gain, net of tax	(0.58)
Gain on Property Insight, net of tax	(0.21)

Cash Earnings per diluted share, excluding non recurring items	$0.63

Free Cash Flow	$289,083
Merger and Acquisition, Restructuring and Integration Costs, net of tax	(3,026)
Covansys Gain, net of tax	(114,939)
Gain on Property Insight, net of tax	(42,124)

Free Cash Flow, excluding non recurring items	$128,994

Free Cash Flow

2006 Q3	FIS
Net Earnings	$78,580
+ Depreciation/Amort	111,135
- Capital Expenditures	(67,114)

Free Cash Flow	$122,601

2006 Q3
Stock Compensation	$4,434

2006 Q3 Financial Measures Excluding Non Recurring Items

EBITDA	$273,335
Merger and Acquisition, and Integration Costs	5,621

EBITDA, excluding non recurring items	$278,956

Net Earnings	$78,580
Merger and Acquisition, and Integration Costs, net of tax	3,575

Net Earnings, excluding non recurring items	$82,155

Diluted Shares Outstanding	193,626

Net Earnings per diluted share	$0.41
Merger and Acquisition, and Integration Costs per share	0.01

Net Earnings per diluted share, excluding non recurring items	$0.42

Cash Earnings	$107,329
Merger and Acquisition, and Integration Costs, net of tax	3,575

Cash Earnings, excluding non recurring items	$110,904

Cash Earnings per diluted share	$0.55
Merger and Acquisition, and Integration Costs per share	0.02

Cash Earnings per diluted share, excluding non recurring items	$0.57

Free Cash Flow	$122,601
Merger and Acquisition, and Integration Costs, net of tax	3,575

Free Cash Flow, excluding non recurring items	$126,176

Appendix B
Unaudited Pro Forma and Historical Segment Information
For the Three and Nine Months Ended September 30, 2007 and 2006
(In thousands Except Per Share Data)
2007 — Quarter 3

	Historical
	Transaction	Lender	Corporate
	Processing Services	Processing Services	and Other	Total
Processing and services revenue	719,541	444,183	4,343	1,168,067
Cost of revenues	569,436	269,476	—	838,912

Gross profit	150,105	174,707	4,343	329,155
Selling, general and admin costs	46,638	48,168	28,996	123,802
Research development costs	17,579	8,877	—	26,456

Operating income	85,888	117,662	(24,653)	178,897

Depreciation and amortization	96,150	32,427	5,718	134,295

EBITDA	182,038	150,089	(18,935)	313,192

EBITDA	182,038	150,089	(18,935)	313,192
Merger and Acquisition, and Integration costs	4,614	707	603	5,924

EBITDA, excluding non-recurring items	186,652	150,796	(18,332)	319,116
2006- Quarter 3

	Historical
	Transaction	Lender	Corporate
	Processing Services	Processing Services	and Other	Total
Processing and services revenue	650,406	409,431	(1,640)	1,058,197
Cost of revenues	514,390	244,423	—	758,813

Gross profit	136,016	165,008	(1,640)	299,384
Selling, general and admin costs	39,736	49,622	21,656	111,014
Research development costs	17,838	8,017	—	25,855

Operating income	78,442	107,369	(23,296)	162,515

Depreciation and amortization	75,158	33,343	2,319	110,820

EBITDA	153,600	140,712	(20,977)	273,335

EBITDA	153,600	140,712	(20,977)	273,335
Merger and Acquisition costs	3,568	1,337	716	5,621

EBITDA, excluding selected items	157,168	142,049	(20,261)	278,956